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                                                                    Exhibit 10.1



                              AMENDMENT NO. 1 TO
                                PROMISSORY NOTE


     This Amendment No. 1 dated May 28, 1999, amends the Promissory Note dated May 20, 1998, in the original principal amount of $500,000 (the "Note") made by Mortimer B. Fuller, III ("Maker") in favor of Genesee & Wyoming Inc. ("Payee").

     The Note is hereby amended by deleting Paragraph 1 in its entirety and substituting the following in lieu thereof:

     1. The principal and interest of this Note shall be paid as follows:

        (a) Maker shall pay all accrued interest on the unpaid principal of the Note through December 31, 1998.

        (b) Beginning in the year 2000, on the date Maker receives from Payee his annual incentive bonus award, if any, Maker shall pay to Payee an amount equal to twenty-five percent (25%) of the net amount of any such bonus (after deduction of the maximum applicable withholding required for federal, state and local tax purposes) (the "Annual Payment Amount") and such Annual Payment Amount shall be applied first to accrued interest as of December 31 of the previous calendar year and second to outstanding principal.

        (c) If in any year Maker is not paid an annual incentive bonus, or the Annual Payment Amount is not sufficient to pay all accrued interest, Maker shall pay to Payee on the date the annual incentive bonus is paid or would have been paid a sufficient amount to cause all accrued interest as of December 31 of the previous calendar year to be paid in full.

        (d) On May 19, 2003, the unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be paid in full.

     IN WITNESS WHEREOF, Maker and Payee have caused this Amendment No. 1 to be executed and delivered as of the date set forth above.

                                          /s/  Mortimer B. Fuller, III
                                       ----------------------------------
                                               Mortimer B. Fuller, III

                                       GENESEE & WYOMING INC.


                                       By: /s/ Mark W. Hastings
                                       ----------------------------------
                                           Mark W. Hastings, Treasurer